Exhibit 99.1

FOR IMMEDIATE RELEASE

Optelecom-NKF Reports Third Quarter Profit;

77% Growth in IP Product Sales

Germantown, MD/November 6, 2008/PRNewswire-FirstCall — Optelecom-NKF, Inc. (NASDAQ: OPTC), a leading global provider of advanced IP video network solutions, today announced third quarter 2008 results.

Revenues for the third quarter totaled $11.54 million compared to $11.46 million for the third quarter of 2007. IP-related revenue in the current quarter totaled $3.5 million, a 77% increase compared to IP-related revenues of $2.0 million in the third quarter of last year. Net income for the quarter totaled $1.0 million, or $0.28 per share, compared to net income of $882 thousand, or $0.24 per share, for the same quarter of 2007. Adjusted EBITDA (as defined in the addendum to this release) was $1.3 million in the third quarter of 2008.

Revenues for the nine months ended September 30, 2008 increased 13% to $33.4 million compared to $29.5 million for the first nine months of 2007. This includes IP-related revenue of $10.4 million for the nine months ended September 30, 2008, compared to IP-related revenues of $6.3 million in 2007. Net income for the nine months ended September 30, 2008 was $1.2 million, or $0.33 per share, compared to net income of $408 thousand, or $0.12 per share, for the same period last year. Adjusted EBITDA totaled $2.6 million for the first nine months of 2008.

Edmund Ludwig, President and CEO of Optelecom-NKF, said, “We continued to see good demand for our product suites despite turbulent capital markets and strains in the global economy. We saw strong demand across our Siqura® IP product line, which contributed $3.5 million of the $11.5 million in revenue for the quarter.”

“Adjusted EBITDA for the first three quarters of 2008 reached $2.6 million,” added Steve Tamburo, Optelecom-NKF’s CFO. “With our corporate refinancing complete, 77% growth in the Siqura IP product line, and solid liquidity on our balance sheet, we continue to focus on growing sales and managing IP product investments.”

Third Quarter Conference Call

Optelecom-NKF President and CEO Edmund Ludwig will lead a conference call to discuss second quarter results at 10:00 a.m. Eastern Time, Friday, November 7, 2008.

Interested parties are welcome to call 800-573-4754 (International Dial In: 617-224-4325) and request the “Optelecom-NKF conference call” shortly before the designated start time or provide the participant passcode 39817742. The telephone conference call will feature a question and answer segment with management. For those parties unable to participate in the live conference call, a replay will be available from noon following the teleconference until November 14, 2008. Those wishing to listen to the replay should call 888-286-8010. (International Dial In: 617-801-6888) and enter passcode number 48104525 when prompted.

The call is being web cast by Thomson Reuters and can be accessed at www.earnings.com or at Optelecom-NKF’s website www.optelecom-nkf.com.

About Optelecom-NKF

Optelecom-NKF, Inc. (NASDAQ: OPTC), is a global supplier of advanced video surveillance solutions, including IP cameras, video servers/codecs, network video recorders, fiber transmission equipment, video management, and video analytics software. We deliver complete solutions for traffic monitoring and security of airports, seaports, casinos, prisons, utilities, public transit, city centers, hospitals, and corporate campuses.

Founded in 1972, Optelecom-NKF is committed to providing its customers with expert technical advice and support in addition to products that are developed and tested for professional and mission critical applications. All Optelecom-NKF IP surveillance solutions are marketed under the Siqura® name.

The Optelecom-NKF corporate headquarters is in Germantown, Maryland, USA, with European corporate offices in Gouda, the Netherlands, and sales offices or support covering Latin America, France, Spain, the UK, Germany, Italy, Dubai, and Singapore.

Investor inquiries should be directed to Mr. Rick Alpert at +1 301-948-7872.

OPTELECOM-NKF, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE (LOSS) INCOME

FOR THE THREE MONTHS ENDED SEPTEMBER 30,

(Unaudited)

(Dollars in Thousands, Except Share Amounts)

	2008	2007
Revenue	$11,541	$11,464
Cost of goods Sold	4,332	4,441
Gross profit	7,209	7,023
Operating expenses:
Sales and marketing	2,822	2,524
Engineering	1,590	1,230
General and administrative	1,737	1,547
Amortization of intangibles	181	191
Total operating expenses	6,330	5,492
Income from operations	879	1,531
Other income (expense), net	12	(315)
Income before income taxes	891	1,216
(Benefit) provision for income taxes	(138)	334
Net Income	$1,029	$882
Basic Income per share	$0.28	$0.24
Diluted Income per share	$0.28	$0.24
Weighted average common shares outstanding -basic	3,639,877	3,617,246
Weighted average common shares outstanding -diluted	3,641,058	3,621,396

Net Income	$1,029	$882
Foreign currency translation	(1,648)	912
Comprehensive (loss) income	$(619)	$1,794

OPTELECOM-NKF, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE

INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30,

(Unaudited)

(Dollars in Thousands, Except Share Amounts)

	2008	2007
Revenue	$33,414	$29,490
Cost of goods Sold	13,076	12,006
Gross profit	20,338	17,484
Operating expenses:
Sales and marketing	8,503	7,234
Engineering	4,497	3,770
General and administrative	5,479	4,463
Amortization of intangibles	580	563
Total operating expenses	19,059	16,030
Income from operations	1,279	1,454
Other expense, net	485	918
Income before income taxes	794	536
(Benefit) provision for income taxes	(407)	128
Net Income	$1,201	$408
Basic Income per share	$0.33	$0.12
Diluted Income per share	$0.33	$0.12
Weighted average common shares outstanding -basic	3,636,168	3,496,083
Weighted average common shares outstanding -diluted	3,636,193	3,502,166

Net Income	$1,201	$408
Foreign currency translation	273	1,340
Comprehensive income	$1,474	$1,748

OPTELECOM-NKF, INC.

CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2008 AND DECEMBER 31, 2007

(September 30, 2008 Unaudited)

(Dollars in Thousands, Except Share Amounts)

	September 30,	December 31,
	2008	2007
	(unaudited)
ASSETS
CURRENT ASSETS
Cash & cash equivalents	$5,551	$5,043
Accounts receivable and contracts receivable, net of allowance for doubtful accounts of $325 and $249	8,352	9,575
Inventories, net	6,117	5,214
Deferred tax asset - current	600	732
Prepaid expenses and other current assets	1,015	816
Total Current assets	21,635	21,380
Property & Equipment, less accumulated depreciation of $8,363 and $7,634	2,323	2,594
Deferred tax asset - non-current	3,714	2,284
Intangible assets, net of accumulated amortization of $2,768 and $2,259	7,533	8,241
Goodwill	14,969	15,259
Other assets	205	205
TOTAL ASSETS	50,379	49,963
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	3,048	2,623
Accrued payroll	2,024	2,165
Commissions payable	232	198
Bank line of credit	-	1,000
Current portion of notes payable	3,814	1,525
Accrued warranty reserve	395	418
Taxes payable	38	49
Other current liabilities	1,447	1,090
Total Current Liabilities	10,998	9,068
Notes Payable	10,607	14,245
Deferred tax liabilities	1,683	2,037
Interest Payable	1,493	1,210
Other liabilities	282	302
Total Liabilities	25,063	26,862
STOCKHOLDERS’ EQUITY
Common Stock, $.03 par value-shares authorized, 15,000,000; issued and outstanding, 3,640,417 and 3,632,083 shares as of September 30, 2008 and December 31, 2007, respectively	109	109
Additional paid-in capital	16,274	15,534
Accumulate other comprehensive gain	3,679	3,406
Treasury stock, 162,672 shares, at cost	(1,265)	(1,265)
Retained earnings	6,519	5,317
Total stockholders’ equity	25,316	23,101
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$50,379	$49,963

Non-GAAP Earnings Addendum

We define Adjusted EBITDA as net income or net loss plus interest expense, income taxes, other income/expense, depreciation and amortization. Adjusted EBITBA is not a measure of cash flow or liquidity as determined by generally accepted accounting principles (GAAP). We have included Adjusted EBITDA as a supplemental disclosure because we believe that it is widely used by investors, industry analysts and others as a useful supplemental measure. Optelecom-NKF calculates and uses Adjusted EBITDA as an indicator of its ability to generate cash from reported operating results.

Adjusted EBITDA does not represent funds available for our discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. generally accepted accounting principles (“GAAP”). The items excluded from Adjusted EBITDA but included in the calculation of Optelecom-NKF’s reported net income are significant components of the accompanying unaudited consolidated statements of operations, and must be considered in performing a comprehensive assessment of overall financial performance. Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

The table below presents a reconciliation of net income to Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
(Unaudited)	September 30,		September 30,
(Dollars in Thousands)	2008	2007	2008	2007
Net Income	$1,029	$882	$1,201	$408
Add:
Interest expense, net	194	283	569	859
(Benefit) Provision for income taxes	(138)	334	(407)	128
Other (income)/expense	(206)	32	(84)	59
Depreciation	226	232	755	708
Amortization	181	191	580	563
Adjusted EBITDA	$1,286	$1,954	$2,614	$2,725